SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K
CURRENT REPORT


PURSUANT TO SECTION 13 or 15 (d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report:  March 21, 2002

Commission file number:  0-22622

CREATOR CAPITAL LIMITED
 (Exact name of registrant as specified in its charter)

BERMUDA 	98-0170199
(State or other Jurisdiction of  	(I.R.S. Employer
Incorporation or Organization) 	Identification Number)

Cedar House, 41 Cedar Street
Hamilton HM 12, Bermuda
(Address of principal executive offices)

(604) 947-2555
(Registrant's telephone number, including area code)


Securities registered pursuant to Section 12(g) of the Act:
50,000,000

ITEM 5:  OTHER EVENTS

On March 21, 2002, Creator Capital Limited provides its shareholders corporate update.

A copy of the News Release is attached hereto and filed as an Exhibit to this filing on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person(s) on behalf of the Registrant and in the capacities and on the date indicated.

CREATOR CAPITAL LIMITED

"Deborah Fortescue-Merrin"
_____________________________
Name:  Deborah Fortescue-Merrin
Title:  President
Date:  March 22, 2002





EXHIBIT 1
News Release
March 21, 2002

Creator Capital Limited
Cedar House, 41 Cedar Street
Hamilton HM 12
Islands of Bermuda


PRESS RELEASE

HAMILTON, BERMUDA - March 21, 2002 - CREATOR CAPITAL LIMITED(
CTORF:OTCBB)("CCL") is pleased to provide its shareholders with the following update.

On March 20, 2002 an audio interview was recorded between Deborah
Fortescue-Merrin, CCL's President, and Larry Shender, Senior Gaming Analyst, of the Wall Street Reporter. This interview is available for the next seven days at the Wall Street Reporter website
(www.wallstreetreporter.com).

The interview provides a brief historical overview of CCL and reviews CCL's current activities for the coming year, highlighting the Chinese Soccer Betting Lotteries project.

Creator Capital Limited is a Bermuda exempted company. The Company introduced the in-flight interactive gaming experience to international airline passengers as a method of creating additional revenues for airlines. Creator Capital's two products are Sky Games and Sky Play. Sky Games consists of interactive gaming, such as Blackjack (21), Draw Poker, and Slots. Sky Play consists of interactive PC amusement games such as Mah Jong, Solitaire and Chess.


ON BEHALF OF THE BOARD OF DIRECTORS

"Deborah Fortescue-Merrin"

Deborah Fortescue-Merrin
President

Corporate Contact:

Contact:	Deborah Fortescue-Merrin
Telephone	(604) 947-2555
Email		info@creatorcapital.com
Website	http://www.creatorcapital.com

Safe Harbour statements under the Private Securities Litigation Reform Act of 1995; - this release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21B of the Securities Exchange Act of 1934. Any statements which express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact, may be foreword looking statements. Forward looking statements are based upon expectations, estimate sand projections at the time the statements are made, which involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.